EXHIBIT 10.4


                            The Gorlin Companies
                            1234 Airport Road
                                Suite 105
                          Destin, Florida 32531



May 20, 2005



Mr. Dov Perlysky
President
Lawrence Consulting Group, Inc.
2 Lakeside Drive West
Lawrence, New York 11559

Dear Mr. Perlysky:

     The purpose of this letter is to set forth the terms under which Lawrence Consulting Group, Inc. (the "Advisor") will provide services to The Gorlin Companies ("TGC").

     1. The term of this agreement shall commence on the date hereof and shall continue until terminated as provided in paragraph 4 hereof (the "Engagement Period"). During the Engagement Period, Advisor will assist TGC and its portfolio companies in (i) determining necessary technology investments in order to maximize their return on these investments and (ii) assisting TGC's portfolio companies in the evaluation of the use of IT by biotechnology companies. Advisor agrees to furnish such time to TGC as Advisor and TGC deem necessary to accomplish Advisor's obligations hereunder.

     2. As full compensation for Advisor's services hereunder, Advisor will be paid a fee equal to $800 per month plus $200 per hour in excess of five (5) hours per month for every hour of consulting services provided by Advisor to TGC.

     Advisor shall be entitled to reimbursement of any out-of-pocket expenses incurred by it in connection with its activities hereunder provided that Advisor provides TGC with signed vouchers or other satisfactory evidence of the occurrence of such expenses.

     3. Advisor is not authorized to enter into any agreement or commitment on TGC's behalf and shall have no right, power or authority to do so or to bind TGC in any way.

     4. This Agreement shall be for a term of one (1) year from the date hereof and shall automatically be renewed for additional one (1) year periods unless terminated in writing by either party no later than thirty (30) days prior to the end of the then existing term.

     5. All notices and other communications under this Agreement shall be in writing and deemed to have been duly given if mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid, and addressed to either of the parties at the addresses set forth herein, or to such other address as either party may give to the other under this Agreement.

     6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successes and assigns. Neither this Agreement nor any term thereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge, or termination is sought. This Agreement comprises the entire agreement and understanding between the parties hereto and there are no additional agreements or understandings of any kind either written or oral which relate to the subject matter hereof.

     7. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed solely within such State. The parties hereto hereby consent to the exclusive jurisdiction of the courts of the State of New York or the Federal Courts located in New York City or Nassau County, New York to resolve any disputes hereunder.

     8. If any one or more of the provisions of this Agreement shall be held to be invalid illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any part thereof shall not in any way be affected or impaired thereby.

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         9.  This Agreement may be executed in counterparts.

     If the foregoing correctly sets forth your understanding of the matters set forth above, would you please signify your agreement thereto by signing a copy of this letter in the space provided below and returning it to us, whereupon this letter will become a binding agreement between Advisor and TGC.

                                            Very truly yours,

                                           THE GORLIN COMPANIES

                                               /s/ Steve Gorlin
                                         By:________________________
                                               Steve Gorlin
                                               President



ACCEPTED AND AGREED THIS
         DAY OF MAY 2005

LAWRENCE CONSULTING GROUP, INC.

        /s/ Dov Perlysky
By:____________________________________
         Dov Perlysky
         President